EXHIBIT (h)(2)(b)

Amendment

To

Transfer Agency And Shareholder Services Agreement

This Amendment To Transfer Agency And Shareholder Services Agreement, dated as of January 1, 2014 ("Amendment"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and the mutual funds identified in Schedule B of this Amendment sponsored by Eaton Vance Corp. and its affiliates (the "Funds").

Background

BNYM and certain of the Funds previously entered into the Transfer Agency And Shareholder Services Agreement, dated as of September 1, 2011 ("Original Agreement").  The parties wish to amend the Original Agreement as set forth in this Amendment.

Terms

IN CONSIDERATION of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.

Modifications to Original Agreement.  The Original Agreement is amended as follows:

(a)

The following term appearing on the first line is deleted: ("Agreement")

(b)

The following definition shall be added to Appendix A in its appropriate alphabetical order:

"Agreement" means the Transfer Agency and Shareholder Services Agreement, dated as of September 1, 2011, between BNYM and the Funds as constituted on the Effective Date, and thereafter as it may be amended from time to time.

(c)

Section 19 is deleted in its entirety and replaced with the following:

19.

[Reserved]

(b)

Schedule B is deleted in its entirety and replaced with the Schedule B attached hereto.

2.

Adoption of Amended Agreement by New Funds.  Each Fund that has been added to Schedule B by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Original Agreement as amended by this Amendment ("Amended Agreement") as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date.

3.

Remainder of Original Agreement.  Except as specifically modified by this Amendment, all terms and conditions of the Original Agreement shall remain in full force and effect.

4.

Governing Law.  The governing law of the Original Agreement shall be the governing law of this Amendment.

5.

Entire Agreement.  This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement.

6.

Facsimile Signatures; Counterparts.     This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:  /s/ Jacques R. Dahlstedt

Name:  James R. Dahlstedt

Title: Managing Director

On behalf of each Fund listed on the Schedule B attached to this Amendment, in its individual and separate capacity, and not on behalf of any other Fund

By: /s/ James F. Kirchner

Name: James F. Kirchner

Title: Treasurer

SCHEDULE  B

(Dated: January 1, 2014)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency Services Agreement effective as of September 1, 2011, between BNY Mellon Investment Servicing (US) Inc. and the following Funds, individually and separately, but not jointly.

EATON VANCE GROWTH TRUST
Eaton Vance Asian Small Companies Fund
Eaton Vance Atlanta Capital Focused Growth Fund
Eaton Vance Atlanta Capital Select Equity Fund (Services commenced 3/19/2013)
Eaton Vance Atlanta Capital SMID-Cap Fund
Eaton Vance Focused Growth Opportunities Fund
Eaton Vance Focused Value Opportunities Fund
Eaton Vance Global Natural Resources Fund (Services commenced 4/30/2012)
Eaton Vance Greater China Growth Fund
Eaton Vance Hexavest Emerging Markets Equity Fund (Services commenced 8/29/2012)
Eaton Vance Hexavest Global Equity Fund (Services commenced 8/29/2012)
Eaton Vance Hexavest International Equity Fund (Services commenced 8/29/2012)
Eaton Vance Hexavest U.S. Equity Fund (Services commenced 8/29/2012)
Eaton Vance Multi-Cap Growth Fund
Eaton Vance Richard Bernstein All Asset Strategy Fund
Eaton Vance Richard Bernstein Equity Strategy Fund
Eaton Vance Worldwide Health Sciences Fund
Parametric Balanced Risk Fund (Services commenced 9/25/2013)

EATON VANCE INVESTMENT TRUST
Eaton Vance Floating-Rate Municipal Income Fund (formerly Eaton Vance Investment Trust - Eaton Vance AMT-Free Limited Maturity Municipal Income Fund)
Eaton Vance Massachusetts Limited Maturity Municipal Income Fund
Eaton Vance National Limited Maturity Municipal Income Fund
Eaton Vance New Jersey Limited Maturity Municipal Income Fund (merged into Eaton Vance Municipals Trust - Eaton Vance National Municipal Income Fund on 9/21/2011)
Eaton Vance New York Limited Maturity Municipal Income Fund
Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund

EATON VANCE MUNICIPALS TRUST
Eaton Vance Alabama Municipal Income Fund
Eaton Vance Arizona Municipal Income Fund
Eaton Vance Arkansas Municipal Income Fund
Eaton Vance California Municipal Income Fund
Eaton Vance Connecticut Municipal Income Fund
Eaton Vance Georgia Municipal Income Fund
Eaton Vance Kentucky Municipal Income Fund
Eaton Vance Maryland Municipal Income Fund
Eaton Vance Massachusetts Municipal Income Fund

Eaton Vance Michigan Municipal Income Fund (merged into Eaton Vance Municipals Trust - Eaton Vance National Municipal Income Fund on 9/21/2011)
Eaton Vance Minnesota Municipal Income Fund
Eaton Vance Missouri Municipal Income Fund
Eaton Vance Municipal Opportunities Fund
Eaton Vance National Municipal Income Fund
Eaton Vance New Jersey Municipal Income Fund
Eaton Vance New York Municipal Income Fund
Eaton Vance North Carolina Municipal Income Fund
Eaton Vance Ohio Municipal Income Fund
Eaton Vance Oregon Municipal Income Fund
Eaton Vance Pennsylvania Municipal Income Fund
Eaton Vance Rhode Island Municipal Income Fund (merged into Eaton Vance Municipals Trust - Eaton Vance National Municipal Income Fund on 9/21/2011)
Eaton Vance South Carolina Municipal Income Fund
Eaton Vance Tennessee Municipal Income Fund
Eaton Vance Virginia Municipal Income Fund

EATON VANCE MUNICIPALS TRUST II
Eaton Vance High Yield Municipal Income Fund
Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund
Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund
Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund

EATON VANCE MUTUAL FUNDS TRUST
Eaton Vance AMT-Free Municipal Income Fund
Eaton Vance Atlanta Capital Horizon Growth Fund
Eaton Vance Build America Bond Fund
Eaton Vance Currency Income Advantage Fund (Services commenced 8/29/2013)
Eaton Vance Diversified Currency Income Fund (Services commenced 10/21/2011)
Eaton Vance Emerging Markets Local Income Fund
Eaton Vance Floating-Rate Fund
Eaton Vance Floating-Rate & High Income Fund
Eaton Vance Floating-Rate Advantage Fund
Eaton Vance Global Dividend Income Fund
Eaton Vance Global Macro Absolute Return Fund
Eaton Vance Global Macro Absolute Return Advantage Fund
Eaton Vance Government Obligations Fund
Eaton Vance High Income Opportunities Fund
Eaton Vance International Multi-Market Local Income Fund (merged into Eaton Vance Mutual Funds Trust - Eaton Vance Diversified Currency Income Fund on 10/21/2011)
Eaton Vance Large-Cap Core Research Fund
Eaton Vance Multi-Strategy Absolute Return Fund
Eaton Vance Multi-Strategy All Market Fund

Eaton Vance Short Duration Government Income Fund

(formerly Eaton Vance Mutual Funds Trust - Eaton Vance Low Duration Government Income Fund [11/13/2012 - 11/1/2013] and formerly Eaton Vance Mutual Funds Trust - Eaton Vance Low Duration Fund [thru 11/13/2012])

Eaton Vance Short Duration High Income Fund (Services commenced 11/1/2013)

Eaton Vance Short Duration Strategic Income Fund (formerly Eaton Vance Mutual Funds Trust - Eaton Vance Strategic Income Fund)
Eaton Vance Tax-Managed Equity Asset Allocation Fund
Eaton Vance Tax-Managed Global Dividend Income Fund
Eaton Vance Tax-Managed Growth Fund 1.1
Eaton Vance Tax-Managed Growth Fund 1.2
Eaton Vance Tax-Managed Multi-Cap Growth Fund
Eaton Vance Tax-Managed Small-Cap Fund
Eaton Vance Tax-Managed Small-Cap Value Fund
Eaton Vance Tax-Managed Value Fund
Eaton Vance U.S. Government Money Market Fund
Parametric Commodity Strategy Fund (formerly Eaton Vance Mutual Funds Trust - Parametric Structured Commodity Strategy Fund)
Parametric Currency Fund (Services commenced 12/30/2011) (formerly Eaton Vance Mutual Funds Trust - Eaton Vance Parametric Structured Currency Fund)
Parametric Emerging Markets Core Fund (Services commenced 9/25/2013)
Parametric Emerging Markets Fund (formerly Eaton Vance Mutual Funds Trust - Eaton Vance Parametric Structured Emerging Markets Fund)
Parametric Global Small-Cap Fund (Services commenced 12/19/2012)
Parametric International Equity Fund (formerly Eaton Vance Mutual Funds Trust - Eaton Vance Parametric Structured International Equity Fund)
Parametric Market Neutral Fund (formerly Eaton Vance Mutual Funds Trust - Eaton Vance Parametric Structured Absolute Return Fund)
Parametric Tax-Managed International Equity Fund (formerly Eaton Vance Mutual Funds Trust - Eaton Vance Tax-Managed International Equity Fund)

EATON VANCE SERIES FUND, INC.
Eaton Vance Institutional Emerging Markets Local Debt Fund (Services commenced 2/4/2013)

EATON VANCE SERIES TRUST
Eaton Vance Tax-Managed Growth Fund 1.0

EATON VANCE SERIES TRUST II
Eaton Vance Income Fund of Boston
Parametric Tax-Managed Emerging Markets Fund (formerly Eaton Vance Series Trust II - Eaton Vance Parametric Tax-Managed Emerging Markets Fund)

EATON VANCE SPECIAL INVESTMENT TRUST
Eaton Vance Balanced Fund
Eaton Vance Bond Fund (Services commenced 1/31/2013)
Eaton Vance Commodity Strategy Fund
Eaton Vance Dividend Builder Fund
Eaton Vance Enhanced Equity Option Income Fund (Liquidated 9/23/2011)
Eaton Vance Equity Asset Allocation Fund (Liquidated 12/21/2011)
Eaton Vance Greater India Fund
Eaton Vance Investment Grade Income Fund
Eaton Vance Large-Cap Growth Fund
Eaton Vance Large-Cap Value Fund

Eaton Vance Real Estate Fund
Eaton Vance Risk-Managed Equity Option Fund
Eaton Vance Short Duration Real Return Fund (formerly Eaton Vance Special Investment Trust - Eaton Vance Short Term Real Return Fund)
Eaton Vance Small-Cap Fund
Eaton Vance Small-Cap Value Fund
Eaton Vance Special Equities Fund
Parametric Absolute Return Fund (formerly Eaton Vance Special Investment Trust - Eaton Vance Parametric Option Absolute Return Strategy Fund)